Exhibit 99.1

FOR IMMEDIATE RELEASE

Wednesday, August 20, 2014

Media General and LIN Media Announce Amendment to Merger Agreement

Richmond, VA – Media General, Inc. (NYSE: MEG) and LIN Media LLC (NYSE: LIN) today announced an amendment to their merger agreement for their strategic business combination originally announced on March 21, 2014. Both companies reaffirmed their commitment to the business combination and have demonstrated substantial progress to obtaining all required regulatory approvals.

As a result of the amended merger agreement, today’s special shareholder meetings for both companies will be convened and then adjourned to October 6, 2014 to give shareholders time to review the new terms. Shareholders of record on July 18, 2014, the record date for both companies' special shareholder meetings, will be entitled to vote at the special meetings when they are reconvened on October 6, 2014. The Boards of Directors of both companies unanimously approved the amendment to the merger agreement and continue to recommend approval of the transaction.

The amendment to the merger agreement follows an affiliation change to one of LIN Media's television stations that occurred last week. The merger consideration for each LIN Media common share will now be either $25.97 in cash or 1.4714 shares of the new holding company, subject to proration. The maximum cash amount that will be paid to the LIN shareholders remains $763 million. Media General shareholders will continue to receive one share of the new holding company for each share of Media General that they own upon closing. In addition, the amendment to the merger agreement, among other things, eliminates Media General's termination right for regulatory actions and divestitures that are expected to result in a reduction of LIN Media's annual broadcast cash flow in excess of $5 million and clarifies that the affiliation change and changes in certain fees under certain network affiliation agreements are industry changes not taken into account with respect to certain closing conditions. It is anticipated that, upon the closing of the transaction, Media General’s former shareholders will own approximately 67%, and LIN Media’s former shareholders will own approximately 33% of the fully-diluted shares of the new holding company.

Media General and LIN Media reiterated their belief that the transaction will deliver substantial value to shareholders, customers and employees by creating significant strategic and financial benefits, including:

●	ownership of marquee TV stations in attractive markets;
●	industry-leading news and digital operations;
●	strong asset diversification across broadcast networks and geographic footprint;
●	approximately $70 million of annual run-rate synergies within three years after closing;
●	strong balance sheet, significant free cash flow, and an immediately accretive transaction; and
●	the opportunity, post-closing, to continue growing and expanding the company.

J. Stewart Bryan III, Chairman of the Board of Media General, said, “Over the past five months we have become even more convinced that our combination with LIN Media is a major strategic, financial and operational opportunity for our shareholders. We are pleased to report that we continue to be on track to close the transaction in early 2015.”

Douglas W. McCormick, Chairman of the Board of LIN Media, said, “The significant strategic aspects of our transaction remain compelling. We are also making excellent progress on our regulatory compliance regarding proposed station divestitures.”

George L. Mahoney, President and Chief Executive Officer of Media General, said, “After several months of working together on the post-transaction integration process, both companies are even more confident that we have a terrific fit. Today’s amendment to the merger agreement is a technical recalibration of the transaction, which will continue to generate significant free cash flow and remain immediately accretive on a pro forma free cash flow per share basis.”

Vincent L. Sadusky, President and Chief Executive Officer of LIN Media, said, “Both companies are strongly committed to successfully closing this transaction and the amended merger agreement reaffirms that commitment. We are eager to move forward with our combination to create a highly complementary and competitive multimedia company with greater scale, which is more important than ever. We are very excited about the future of our soon-to-be combined company.”

Media General and LIN Media will mail supplemental proxy materials to their respective shareholders. The closing of the pending transaction is conditioned on approval of the shareholders of both companies, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and receipt from the Federal Communications Commission of consent to the transfer of control of broadcast licensee subsidiaries of Media General and LIN Media in connection with the transaction. Media General and LIN Media continue to expect that their business combination will be completed in early 2015.

RBC Capital Markets, LLC is providing financial advice and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal advisor to Media General.  J.P. Morgan is providing financial advice and Weil, Gotshal & Manges LLP is serving as legal advisor to LIN Media.

The amended merger agreement will be included in a Form 8-K to be filed with the SEC. The 8-K filing will be available on Media General’s website www.mediageneral.com in the Investor Relations section.

Investor Conference Call

Media General and LIN Media will hold a joint conference call with investors to discuss this announcement today at 11:30 a.m. Eastern Time. The conference call dial-in number is 1-800-708-4540. The pass code is 37943664. A live webcast will be accessible through Media General’s website, www.mediageneral.com. To access the live webcast, click on the link to the webcast on the home page. Allow at least 10 minutes to access Media General’s home page and complete the links before the webcast begins. A telephone replay of the call will be available through August 27, 2014 at 11:59 p.m. Eastern Time by dialing 1-888-843-7419 and using the pass code 37943664.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Media General or LIN Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. There can be no assurance that the proposed merger or the proposed purchases and sales will occur as currently contemplated, or at all, or that the expected benefits from the merger will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed merger include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the merger, including timing, receipt of, and conditions to obtaining regulatory approvals, timing and receipt of approval by the shareholders of Media General and LIN Media, the respective parties’ performance of their obligations under the merger agreement, and other factors affecting the execution of the transaction. Other risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, Media General’s and LIN Media’s ability to promptly and effectively integrate the businesses of the two companies, any change in national and regional economic conditions, the competitiveness of political races and voter initiatives, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by Media General and LIN Media, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Media General and LIN Media’s respective Annual Reports on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q and in the Registration Statement on Form S-4 and the related joint proxy statement/prospectus with respect to the merger, and the included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Other unknown or unpredictable factors could also have material adverse effects on Media General’s or LIN Media’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Media General and LIN Media undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Additional Information

This communication is not a solicitation of a proxy from any shareholder of Media General, Inc. (“Media General”) or LIN Media LLC (“LIN Media”). In connection with the Agreement and Plan of Merger by and among Media General, Mercury New Holdco, Inc., (“Media General Holdings”), LIN Media and the other parties thereto (the “Merger”), as amended, Media General Holdings has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 (the "Form S-4") that includes a joint proxy statement/prospectus that has been filed with the SEC by Media General and LIN Media. Media General Holdings, Media General and LIN Media intend to file supplemental materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION ABOUT MEDIA GENERAL, LIN MEDIA, MEDIA GENERAL HOLDINGS AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and the supplemental materials (when they become available), and any other documents filed by Media General, Media General Holdings and LIN Media with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by Media General and Media General Holdings may also be obtained for free from Media General’s Investor Relations web site (http://www.mediageneral.com/investor/index.htm) or by directing a request to Media General’s Investor Relations contact, Lou Anne J. Nabhan, Vice President, Corporate Communications, at (804) 887-5120.

Media General and LIN Media and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Media General or LIN Media in connection with the Merger. Information about Media General’s directors and executive officers is available in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that has been filed with the SEC.

About Media General

Media General, Inc. is a leading local television broadcasting and digital media company, providing top-rated news, information and entertainment in strong markets across the U.S. The company currently owns or operates 31 network-affiliated broadcast television stations and their associated digital media and mobile platforms, in 28 markets. These stations reach 16.5 million or 14% of U.S. TV households. Sixteen of the 31 stations are located in the top 75 designated market areas. Media General first entered the local television business in 1955 when it launched WFLA in Tampa, Florida as an NBC affiliate. The company subsequently expanded its station portfolio through acquisition. In November 2013, Media General and Young Broadcasting merged, combining Media General’s 18 stations and Young’s 13 stations. Media General’s company website can be accessed at www.mediageneral.com.

About LIN Media

LIN Media is a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, and a diverse portfolio of websites, apps and mobile products that make it more convenient to access its unique and relevant content on multiple screens. LIN Media’s highly-rated television stations deliver important local news and community stories along with top-rated sports and entertainment programming to 10.5% of U.S. television homes. The Company’s digital media operations focus on emerging media and interactive technologies that deliver performance-driven digital marketing solutions to some of the nation’s most respected agencies and brands. LIN Media LLC trades on the NYSE under the symbol “LIN”. The Company regularly uses its website as a key source of Company information and can be accessed at www.linmedia.com.

Contacts

For Media General:

Lou Anne J. Nabhan

Vice President, Corporate Communications

804-887-5120

lnabhan@mediageneral.com

For LIN Media:

Courtney Guertin

Corporate Communications

401-457-9501

courtney.guertin.@linmedia.com